Exhibit 10.5

GUARANTEE AND COLLATERAL AGREEMENT

made by

MEDICOR LTD.

and

THE OTHER PLEDGORS FROM TIME TO TIME PARTY HERETO

in favor of

SILVER OAK CAPITAL, L.L.C.
as Collateral Agent

Dated as of April 26, 2006

IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this document is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter that is contained in this document.

5.13	Commercial Tort Claims	20
5.14	Notice of Creation or Acquisition of Additional Collateral	20
5.15	Subordination of Indebtedness among Pledgors	21
5.16	Permitted Restructuring	22

SECTION 6 REMEDIAL PROVISIONS		22
6.1	Certain Matters Relating to Receivables	22
6.2	Communications with Obligors; Pledgors Remain Liable	23
6.3	Pledged Investments	23
6.4	Proceeds to be Turned Over to Collateral Agent	25
6.5	Application of Proceeds	25
6.6	Code and Other Remedies	25
6.7	Private Sale; Registration Rights	26
6.8	Deficiency	28
6.9	Grant of License to Use Intellectual Property	28

SECTION 7 THE COLLATERAL AGENT		28
7.1	Collateral Agent’s Appointment as Attorney-in-Fact, etc.	28
7.2	Duties of Collateral Agent	30
7.3	Filing of Financing Statements	31
7.4	Authority of Collateral Agent	31

SECTION 8 MISCELLANEOUS		31
8.1	Amendments in Writing	31
8.2	Notices	31
8.3	No Waiver; Cumulative Remedies	31
8.4	Enforcement Expenses; Indemnification	31
8.5	Successors and Assigns	32
8.6	Counterparts; Pledgors’ Separate Agreements	32
8.7	Severability	33
8.8	Section Headings	33
8.9	Integration	33
8.10	GOVERNING LAW	33
8.11	Submission To Jurisdiction; Waivers	33
8.12	Acknowledgments	34
8.13	Additional Guarantors and Pledgors	34
8.14	Releases	35
8.15	Foreign Pledgor Provisions	35
8.16	Survival of Representations and Warranties	36
8.17	WAIVER OF JURY TRIAL	36

ii

SCHEDULES
4.3	Actions to Perfect
4.4	Jurisdiction of Organization; Location of Collateral
4.5	Pledged Investments
4.7	Intellectual Property
4.8	Deposit Accounts, Securities Accounts and Commodity Accounts
4.9	Commercial Tort Claims
4.10	Letter-of-Credit Rights
8.2	Notice Addresses of Pledgors

ANNEXES

I	Form of Acknowledgement of Pledge
II	Form of Assumption Agreement
III	Notice of Grant of Security Interest in Trademarks
IV	Notice of Grant of Security Interest in Patents

iii

EXECUTION COPY

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of April 26, 2006 (as amended, supplemented or otherwise modified from time to time, this “Agreement”) by and among MEDICOR LTD., a Delaware corporation (the “Company”), and each of the Guarantors (as defined below) in favor of SILVER OAK CAPITAL, L.L.C., a Delaware limited liability company, in its capacity as collateral agent pursuant to the Securities Purchase Agreement (as defined below) (in such capacity, together with its successors and assigns, the “Collateral Agent”), for the benefit of the Collateral Agent and the other Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of April 26, 2006 (as amended, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) by and among the Company, the several purchasers from time to time party thereto (the “Purchasers”) and the Collateral Agent, the Company has agreed to issue senior secured convertible notes in the aggregate principal amount of $50,000,000 upon the terms and subject to the conditions set forth therein;

WHEREAS, the Company is a member of an affiliated group of companies that includes each of the Guarantors (together with the Company, the “Pledgors”);

WHEREAS, the Company and the other Pledgors are engaged in related businesses, and each Pledgor will derive substantial direct and indirect benefit from the issuance of the senior secured convertible notes under the Securities Purchase Agreement; and

WHEREAS, it is a condition to the obligation of the Purchasers to purchase the Notes (as defined in the Securities Purchase Agreement) under the Securities Purchase Agreement that the Pledgors shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Purchasers to enter into the Securities Purchase Agreement and the Purchasers to purchase the Notes, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees with the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, as follows:

SECTION 1

DEFINED TERMS

1.1           Definitions. (a) Unless otherwise defined herein, terms defined in the Securities Purchase Agreement and used herein shall have the meanings given to them in the Securities Purchase Agreement.

(b)           The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined:  Accounts, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Deposit Account, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds, Promissory Note, Security, Securities Account, and Supporting Obligations.

(c)           The following terms, in addition to those terms defined elsewhere in this Agreement, shall have the following meanings:

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Collateral Account”:  any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4 herein.

“Company Obligations”:  the collective reference to each Obligation of the Company to the Collateral Agent or any other Secured Party arising under, out of, or in connection with any Transaction Document, or any other document made, delivered or given in connection therewith.

“Copyright Licenses”:  any written agreements providing for the grant by or to any Pledgor of any right under any Copyright, including any of the foregoing referred to in Schedule 4.7.

“Copyrights”:  (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 4.7), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Default”:  as defined in the Notes.

“Disregarded Person”:  a Person who is disregarded as an entity separate from its owner for United States federal income tax purposes pursuant to Treasury Regulation Section 301.7701-2(c)(2).

“Dollars” and “$”:  dollars in lawful currency of the United States.

“Excluded Equity”:  (i) any voting stock in excess of 66% of each class of the outstanding voting stock of any direct Subsidiary of any one or more Pledgors if such Subsidiary is a Foreign Subsidiary (other than International Integrated Incorporated, a British Virgin Islands corporation) and (ii) any Capital Stock of a Foreign Subsidiary that is a Disregarded Person and which is a Guarantor. For the purposes of this definition, “voting stock” means, as to any Issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations Section 1.956-2(c)(2)).

“Excluded Property”:  the collective reference to (i) all Excluded Equity, and (ii) any permit, lease, license, contract, instrument or other agreement held by any Pledgor that prohibits or requires the consent of any Person other than the Company and its Affiliates as a condition to the creation by such Pledgor of a Lien thereon, or any permit, lease, license, contract, instrument or other agreement held by any Pledgor to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the New York UCC or any other Requirement of Law and (iii) Equipment owned by any Pledgor that is subject to a purchase money Lien or a capital lease if the contract or other agreement in which such Lien is granted (or in the documentation providing for such capital lease) prohibits or requires the consent of any Person other than the Company and its Affiliates as a condition to the creation of any other Lien on such Equipment; provided, however, that “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

“Foreign Pledgor”:  a Pledgor that is a Foreign Subsidiary.

“Foreign Subsidiary”:  a Subsidiary that is not a “United States person” under and as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

“Guarantor Obligations”:  with respect to any Guarantor, the collective reference to (i) the Company Obligations and (ii) each Obligation of such Guarantor to the Collateral Agent or any other Secured Party arising under, out of, or in connection with any Transaction Document, or any other document made, delivered or given in connection therewith.

“Guarantors”:  the collective reference to each of the Subsidiaries of the Company who are signatories hereto and any other entity that may become a party hereto as a Guarantor as provided herein.

“Indebtedness”:  as defined in the Notes.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Issuers”:  the collective reference to each issuer of a Pledged Investment.

“Material Intellectual Property”: with respect to any Pledgor, at any time, Intellectual Property owned by or licensed to such Pledgor that is necessary or otherwise material to the conduct of the business of the Company and its Subsidiaries, taken as a whole; and “Material Patents”, “Material Copyrights” and “Material Trademarks” mean all Patents, Copyrights and Trademarks, respectively, that meet the criteria described above.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”:  (i) the unpaid principal of and interest on (including interest accruing, at the then applicable rate provided in the Securities Purchase Agreement and the Notes after the maturity of the Notes and interest accruing at the then applicable rate provided in the Securities Purchase Agreement and the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary (whether or not a claim for post-filing or post-petition interest is allowed in such proceeding)) the Notes and (ii) all other obligations and liabilities of the Company to the Collateral Agent or to any other Secured Party whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Securities Purchase Agreement, any other Transaction Document, or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees and other charges of counsel to the Collateral Agent or to any other Secured Party that are required to be paid by the Company or any Subsidiary pursuant hereto) or otherwise.

“Patent Licenses”: any written agreements providing for the grant by or to any Pledgor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 4.7.

“Patents”:  (i) all letters patent of the United States, any other country or any political subdivision thereof, and all reissues and extensions thereof, including any of the foregoing referred to in Schedule 4.7, (ii) all applications for letters patent of the United States or any other country, and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 4.7, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Pledged Debt”:  all Promissory Notes and all debt Securities issued to or held by any Pledgor, including, but not limited to, the Promissory Notes listed in Schedule 4.5.

“Pledged Investments”:  the collective reference to the Pledged Debt and the Pledged Stock.

“Pledged Stock”:  all the shares of Capital Stock together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Pledgor while this Agreement is in effect including, but not limited to, the Capital Stock listed in Schedule 4.5 but excluding any Excluded Equity.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Secured Obligations”:  (i) in the case of the Company, the Company Obligations, and (ii) in the case of any Guarantor, the Guarantor Obligations.

“Secured Parties”:  means, collectively, (i) the Collateral Agent, (ii) the holders of the Notes, (iii) the permitted successors and assigns of any of the foregoing and (iv) the Indemnitees.

“Securities Act”:  the Securities Act of 1933, as amended.

“Subordination Agreement”:  the Subordination Agreement, dated as of April 26, 2006 (as amended, supplemented or otherwise modified from time to time) by and among the Subordinated Purchasers (as defined therein), the Company and the Collateral Agent.

“Termination Date”:  the date on which all of the following shall have occurred:  (i) the principal of and accrued interest on all outstanding Notes shall have been indefeasibly paid in full and (ii) all fees, expenses, premiums, indemnities and other amounts then due and payable in respect of the Obligations shall have been paid in full; provided that for purposes of Section 2, the Termination Date shall not occur until all Company Obligations have been indefeasibly paid in full.

“Trademark Licenses”:  any written agreements providing for the grant by or to any Pledgor of any right to use any Trademark, including any of the foregoing referred to in Schedule 4.7.

“Trademarks”:  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill of the business symbolized by the foregoing, all registrations and recordings thereof, and all applications in connection therewith in the United States Patent and Trademark Office or in any similar office or agency of the United States, or any other country or any political subdivision thereof, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 4.7, and (ii) the right to obtain all renewals thereof; provided, that the grant of security interest shall not include any intent-to-use Trademark application that may be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest unless and until such time that an affidavit or statement of use has been filed and accepted.

1.2           Other Definitional Provisions. (a)  The words “hereof”, “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Annex and Schedule references are to this Agreement unless otherwise specified.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, shall refer to such Pledgor’s Collateral or the relevant part thereof.

(d)           Unless the context requires otherwise, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (iii) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any applicable restrictions set forth herein or in any other Transaction Document), (iv) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any applicable restrictions set forth herein or in any other Transaction Document), and (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

SECTION 2

GUARANTEE

2.1           Guarantee. (a)  Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent and the other Secured Parties the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations.

(b)           Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be validly guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)           Each Guarantor agrees that the Company Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent and the other Secured Parties hereunder.

(d)           The guarantee contained in this Section 2 shall remain in full force and effect until the Termination Date, notwithstanding that from time to time prior thereto the Company may be free from any Company Obligations.

(e)           No payment made by the Company, any of the Guarantors, any other guarantor or any other Person, or received or collected by the Collateral Agent or any other Secured Party from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Company Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Company Obligations or any payment received or collected from such Guarantor in respect of the Company Obligations), remain liable for the Company Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.

2.2           Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3           No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Company Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation, contribution or reimbursement rights at any time when all of the Company Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, immediately upon receipt by such Guarantor, be turned over to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Company Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

2.4           Amendments, etc. with Respect to the Company Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (i) any demand for payment of any of the Company Obligations made by the Collateral Agent or any other Secured Party may be rescinded by the Collateral Agent or such other Secured Party, as the case may be, and any of the Company Obligations continued, (ii) the Company Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (iii) the Securities Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent or any other Secured Party may deem advisable from time to time, (iv) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Company Obligations may be sold, exchanged, waived, surrendered or released, or (v) the Collateral Agent or any other Secured Party shall have failed to protect, secure, perfect or insure any Lien at any time held by it as security for the Company Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5           Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Company Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified or waived, in reliance upon the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3; and all dealings between the Company and any of the Guarantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Company Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Securities Purchase Agreement or any other Transaction Document, any of the Company Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against the Collateral Agent or any other Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Company Obligations, or of such Guarantor under the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Company Obligations, or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person, or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

2.6           Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Company Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7           Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, without set-off or counterclaim in immediately available funds in Dollars in accordance with the Securities Purchase Agreement and the Notes.

2.8           Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Company’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Company Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that the Collateral Agent and the other Secured Parties will not have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 3

GRANT OF SECURITY INTEREST

Each Pledgor hereby pledges to the Collateral Agent, and hereby grants to the Collateral Agent, in each case for the benefit of the Collateral Agent and the other Secured Parties, a security interest in any and all property and assets now owned or at any time hereafter acquired by such Pledgor, or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Pledgor’s Secured Obligations including, but not limited to:

(a)           all Accounts;

(b)           all Chattel Paper;

(c)           all Commercial Tort Claims;

(d)           all Deposit Accounts;

(e)           all Documents;

(f)            all Equipment;

(g)           all General Intangibles, including all Intellectual Property;

(h)           all Instruments;

(i)            all Inventory;

(j)            all Investment Property;

(k)           all Letter-of-Credit Rights;

(l)            without limiting the generality of the foregoing, all Fixtures, all Intellectual Property, all Pledged Investments and all Receivables;

(m)          all books and records pertaining to the Collateral;

(n)           all Goods and other personal property not otherwise described above; and

(o)           to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, and all Supporting Obligations with respect to any of the foregoing;

provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if any Excluded Property would have otherwise constituted Collateral, when such property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

SECTION 4

REPRESENTATIONS AND WARRANTIES

To induce the Purchasers to enter into the Securities Purchase Agreement and to purchase the Notes pursuant thereto, each of the Company and each Pledgor, as to itself, hereby represents and warrants to the Collateral Agent and the other Secured Parties as of the date hereof that:

4.1           Representations in Securities Purchase Agreement. The representations and warranties set forth in Section 3 of the Securities Purchase Agreement as they relate to any Pledgor or to the Transaction Documents to which any Pledgor is a party, each of which is hereby incorporated herein by reference, are true and correct, and shall be incorporated by reference herein as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to the Pledgors’ knowledge.

4.2           Title; No Other Liens. Except for the security interest granted to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Securities Purchase Agreement, the Notes and the other Transaction Documents, if any, such Pledgor owns each item of the Collateral free and clear of any and all Liens or claims, options or rights of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent for the benefit of the Collateral Agent and the other Secured Parties, pursuant to this Agreement or as are permitted by the Securities Purchase Agreement, the Notes and the other Transaction Documents, if any.

4.3           Perfected First Priority Liens. This Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, a legal, valid and enforceable security interest in the Collateral.

Upon completion of the filings and other actions specified on Schedule 4.3 to this Agreement (which, in the case of all filings and other documents referred to on such Schedule 4.3, have been delivered to the Collateral Agent in completed and, where applicable, duly executed form), the security interest created by this Agreement together with such filings shall constitute a fully perfected security interest in all right, title and interest of the Pledgors in such Collateral as security for the Secured Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 3(bb) of the Securities Purchase Agreement and Section 11(c) of the Notes).

4.4           Jurisdiction of Organization; Location of Collateral. (a)  On the date hereof, such Pledgor’s jurisdiction and type of organization, legal name, organizational identification number, if any, and the location of its chief executive office or sole place of business are specified on Schedule 4.4.

(b)           On the date hereof, the material Inventory and the material Equipment (other than mobile goods and goods in transit) of such Pledgor are kept at the locations listed on Schedule 4.4.

(c)           Schedule 4.4 also lists (i) all of such Pledgor’s jurisdictions and types of organization, legal names and locations of chief executive office or sole place of business for the five years preceding the date hereof, if different from those referred to in Section 4.4(a), and (ii) the locations of such Pledgor’s material Inventory and the material Equipment (other than mobile goods and goods in transit) for the four months preceding the date hereof if different from those referred to in Section 4.4(b).

4.5           Pledged Investments. (a)  Schedule 4.5 sets forth a complete and accurate list of all Pledged Stock and Pledged Debt held by such Pledgor as of the date hereof.

(b)           The shares of Pledged Stock pledged by such Pledgor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Pledgor other than Excluded Equity. Such shares represent all of the outstanding shares of Capital Stock of each such Issuer which is a Subsidiary other than Excluded Equity and except as noted on such Schedule 4.5. All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)           Each issue of Pledged Debt constitutes a legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)           Such Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Investments pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

4.6           Receivables. (a)  No amount payable to such Pledgor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

(b)           None of the Receivables are owed to the Pledgors by obligors that are Governmental Authorities.

4.7           Intellectual Property. (a)  Schedule 4.7 lists all applications for registration and registered Intellectual Property owned by such Pledgor in its own name on the date hereof.

(b)           On the date hereof, all Material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not, to the knowledge of such Pledgor, infringe the intellectual property rights of any other Person.

(c)           No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Pledgor’s rights in, any Material Intellectual Property.

(d)           No action or proceeding is pending, or to the knowledge of such Pledgor threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Material Intellectual Property or such Pledgor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Material Intellectual Property.

4.8           Deposit Accounts; Securities Accounts; and Commodity Accounts. On the date hereof, such Pledgor does not have any Deposit Accounts, Commodity Accounts or Securities Accounts that are not listed on Schedule 4.8 hereto.

4.9           Commercial Tort Claims. On the date hereof, such Pledgor does not hold any Commercial Tort Claim which might reasonably result in awarded damages (less any and all legal and other expenses incurred or reasonably expected to be incurred by such Pledgor) in excess of $25,000 that is not listed on Schedule 4.9 hereto.

4.10         Letter-of-Credit Rights. On the date hereof, such Pledgor is not the beneficiary under any letter of credit with a face amount in excess of $25,000 issued in favor of such Pledgor that is not listed on Schedule 4.10 hereto.

4.11         Material Collateral. Such Pledgor does not own, or have any other right or interest in, any asset or property included in the Collateral that cannot be perfected in the manner described in Section 4.3 (collectively, the “Non-Perfected Assets”), except for Non-Perfected Assets which together with the Non-Perfected Assets of all other Pledgors in the aggregate are not material to the Company and its Subsidiaries taken as a whole.

SECTION 5

COVENANTS

The Company, as to itself and each of its Subsidiaries (other than the Pledgors), and each other Pledgor, as to itself, covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the Termination Date:

5.1           General Covenants. (a)  Without the prior written consent of the Collateral Agent, unless expressly permitted by the Securities Purchase Agreement, the Notes or any other Transaction Document, such Pledgor will not (i) sell, assign, transfer, exchange, abandon, or otherwise dispose of, or grant any option with respect to, the Collateral or any interest therein except for sales of inventory in the ordinary course of business, (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral or any interest therein, or (iii) enter into any agreement or undertaking restricting the right or ability of such Pledgor or any Secured Party to sell, assign or transfer or vote any of the Collateral or any interest therein.

(b)           In addition, such Pledgor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Pledgor or any of its Subsidiaries.

5.2           Notices. Such Pledgor will advise the Collateral Agent promptly of:

(a)           any Lien (other than security interests created hereby or Liens permitted under the Securities Purchase Agreement, the Notes or any other Transaction Document) on any of the Collateral; and

(b)           the occurrence of any other event which could reasonably be expected to have a material adverse effect on the security interests created hereby.

5.3           Maintenance of Insurance. (a)  Such Pledgor will maintain, with financially sound and reputable companies, insurance policies as required by Section 3(r) of the Securities Purchase Agreement and Section 11(m) of the Notes, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Collateral Agent.

(b)           All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as additional insured or loss payee, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other material respects to the Collateral Agent.

(c)           The Company shall deliver to the Collateral Agent a report of a reputable insurance broker with respect to such insurance during the month of April in each calendar year and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

5.4           Payment of Obligations. Such Pledgor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Pledgor (to the extent such reserves are required by GAAP) and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any material interest therein.

5.5           Maintenance of Perfected Security Interest; Further Documentation. (a)  Such Pledgor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)           Such Pledgor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c)           At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver, and, if applicable, have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

5.6           Changes in Locations, Name, etc.  Such Pledgor will not, except upon 30 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(i)            change its jurisdiction of organization or, in the case of any Pledgor that is not a registered organization (as defined in the New York UCC), the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

(ii)           change its name, identity or corporate structure.

5.7           Delivery of Instruments and Chattel Paper. All (i) Promissory Notes issued by any Pledgor and held by another Pledgor and (ii) if any amount payable under or in connection with any of the other Collateral shall be or become evidenced by any Instrument (other than checks received in the ordinary course of business) or Chattel Paper, such Instrument or Chattel Paper shall be delivered as soon as possible (but in any event within five Business Days) to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

5.8           Pledged Investments; Securities Accounts; Deposit Accounts.  (a)  If any Pledged Investments now owned or hereafter acquired by any Pledgor are certificated Securities and (i) are issued by any Pledgor or any Subsidiary of a Pledgor or (ii) issued by any other Person and not held in a Securities Account, such Pledgor shall deliver as soon as possible (but in any event within five Business Days) the certificates evidencing the same to the Collateral Agent in the exact form received, duly indorsed by such Pledgor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for such Pledgor’s Secured Obligations.

(b)           If any Pledged Investments now owned or hereafter acquired by any Pledgor are uncertificated Securities and, in either case, (i) are issued by any Pledgor or any Subsidiary of a Pledgor or (ii) issued by any other Person and not held in a Securities Account, such Pledgor shall notify the Collateral Agent as soon as possible (but in any event within five Business Days) thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the Issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Pledgor, or (ii) arrange for the Collateral Agent to become the registered owner of the securities.

(c)           If such Pledgor shall now or hereafter have rights in any Securities Account with any securities intermediary, such Pledgor shall notify the Collateral Agent as soon as possible (but in any event within five Business Days) thereof and, pursuant to an Account Control Agreement, cause such securities intermediary to agree to comply with entitlement orders or other instructions originated by the Collateral Agent to such securities intermediary as to the securities or other financial assets contained therein without consent from such Pledgor.

(d)           If such Pledgor shall now or hereafter have rights in any Deposit Account maintained with any bank, such Pledgor shall notify the Collateral Agent as soon as possible (but in any event within five Business Days) thereof and, pursuant to an Account Control Agreement, cause such bank to agree to comply with instructions to such bank originated by the Collateral Agent directing the disposition of funds in such Deposit Account without consent from such Pledgor.

(e)           The Collateral Agent agrees with each of the Pledgors that the Collateral Agent shall not give any such entitlement orders, instructions or directions referred to in paragraph (b), (c) or (d) above to any Issuer, securities intermediary or bank, and shall not withhold its consent to the exercise of any withdrawal or dealing right by any Pledgor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a Securities Account for which the Collateral Agent is the securities intermediary or Account as to which the Collateral Agent is the bank.

(f)            Except as provided in Section 6.3, such Pledgor shall be entitled to receive all cash dividends and distributions paid in respect of the Pledged Investments (except liquidating or distributing dividends). Any sums paid upon or in respect of the Pledged Investments upon the liquidation or dissolution of any Issuer or at a time when a Pledgor is not permitted to receive such sums under Section 6.3 shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Investments or any property shall be distributed upon or with respect to the Pledged Investments pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Investments shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

(g)           In the case of each Pledgor that is also an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Investments issued by it and will comply with such terms insofar as such terms are applicable to it, including complying with instructions from the Secured Party as to such Pledged Investments, without further consent of any Pledgor, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Sections 5.8(a), (b) and (f) with respect to the Pledged Investments issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Investments issued by it.

(h)           In the case of each Issuer that is not a Pledgor, such Issuer shall, and the Pledgor of the Pledged Investments issued by such Issuer shall cause such Issuer to, acknowledge and agree to the pledge and grant of a security interest in the Pledged Investments by a writing in the form of Annex I hereto.

(i)            To the extent permitted by applicable law, any Subsidiary of the Company as of the date of this Agreement, with the exception of ES Holdings SAS, a French corporation, and Eurosilicone SAS, a French corporation, that is not a Guarantor or Pledgor hereunder shall execute and deliver, within ten days of the Closing Date, a negative pledge agreement (or as applicable, a joinder agreement to an existing negative pledge agreement) pursuant to which such Subsidiary will undertake not to create, incur or permit to exist, any Lien or other interest in breach of Section 5.1 herein with respect to any of its assets now held or hereinafter acquired.

5.9           Receivables. (a)  Other than in the ordinary course of business consistent with its past practice, such Pledgor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable, or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b)           Such Pledgor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

5.10         Intellectual Property. (a)  Such Pledgor (either itself or through licensees) will (i) continue to use each Material Trademark on each and every trademark class of goods applicable to its current product or service lines in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not knowingly adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)           Such Pledgor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Material Patent may become forfeited, abandoned or dedicated to the public.

(c)           Such Pledgor (either itself or through licensees) (i) will employ each Material Copyright and (ii) will not do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired or fall into the public domain.

(d)           Such Pledgor (either itself or through licensees) will not do any act that knowingly infringes the intellectual property rights of any other Person.

(e)           Such Pledgor will notify the Collateral Agent as soon as possible (but in any event within five Business Days) if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Pledgor’s ownership of, or the validity of, any Material Intellectual Property or such Pledgor’s right to register the same or to own and maintain the same.

(f)            Whenever such Pledgor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Pledgor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Pledgor shall execute and deliver, and have recorded, if applicable, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in any Intellectual Property.

(g)           Such Pledgor will take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Material Intellectual Property, including filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)           In the event that any Material Intellectual Property is infringed, misappropriated or diluted by a third party, such Pledgor shall (i) take such actions as such Pledgor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and, after taking reasonable and customary measures to stop such infringement, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

5.11         Electronic Chattel Paper and Transferable Records. If any Pledgor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Pledgor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Pledgor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under New York UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

5.12         Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under any letter of credit now or hereafter issued in favor of such Pledgor in amounts in the aggregate for all Pledgors in excess of $25,000, such Pledgor shall promptly notify the Collateral Agent thereof and such Pledgor shall, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use commercially reasonable efforts to either (i) arrange for the issuer and any confirmer of such letters of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letters of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letters of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under such letters of credit are to be applied as provided in the Securities Purchase Agreement.

5.13         Commercial Tort Claims. If any Pledgor shall at any time hold or acquire any Commercial Tort Claim which might reasonably result in awarded damages (less any and all legal and other expenses incurred or reasonably expected to be incurred by such Pledgor) in excess of $25,000, such Pledgor shall promptly notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

5.14         Notice of Creation or Acquisition of Additional Collateral. Within 45 days after the end of each fiscal quarter, Company shall furnish the Collateral Agent with a report listing for such quarter:

(a)           any Subsidiary formed or acquired by any Pledgor;

(b)           any certificated Securities or uncertificated Securities not held in a Securities Account acquired by any Pledgor;

(c)           any change in name, jurisdiction of organization, chief executive officer of any Pledgor;

(d)           all Promissory Notes, Instruments or Chattel Paper received by any Pledgor;

(e)           any Securities Account, Commodities Account or Deposit Account opened by any Pledgor;

(f)            all applications for and registration received by any Pledgor in respect of any Intellectual Property;

(g)           any Letter of Credit Rights acquired by any Pledgor; and

(h)           any Commercial Tort Claims acquired by any Pledgor.

5.15         Subordination of Indebtedness among Pledgors. Each Pledgor hereby agrees that any Indebtedness of any other Pledgor now or hereafter owing to such Pledgor, whether heretofore, now or hereafter created (the “Pledgor Subordinated Debt”), is hereby subordinated to all of the Obligations to the extent set forth in this Section 5.15. From and after the receipt from the Collateral Agent of a notice that (i) a Default has occurred and continuing and (ii) that the Collateral Agent is exercising its rights under this Section 5.15 (a “Notice of Actionable Default”) and prior to the withdrawal of all pending Notices of Actionable Default, the Pledgor Subordinated Debt shall not be paid in whole or in part until the Obligations have been paid in full and this Agreement is terminated and of no further force or effect. No Pledgor shall accept any payment of or on account of any Pledgor Subordinated Debt at any time in contravention of the foregoing or the Securities Purchase Agreement. From and after the delivery by the Collateral Agent of a Notice of Actionable Default and prior to the withdrawal of all pending Notices of Actionable Default, each Pledgor shall pay to the Collateral Agent any payment of all or any part of the Pledgor Subordinated Debt and any amount so paid to the Collateral Agent shall be applied to payment of the Obligations in such order as the Collateral Agent may elect. Each payment on the Pledgor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Pledgor as trustee for the Collateral Agent and the other Secured Parties and shall be paid over to the Collateral Agent immediately on account of the Obligations, but without otherwise affecting in any manner such Pledgor’s liability herein. Each Pledgor agrees to file all claims against any Pledgor in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Pledgor Subordinated Debt, and the Collateral Agent shall be entitled to all of such Pledgor’s rights thereunder. If for any reason a Pledgor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Pledgor hereby irrevocably appoints the Collateral Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Pledgor’s name to file such claim or, in the Collateral Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Collateral Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Collateral

Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Pledgor hereby assigns to the Collateral Agent all of such Pledgor’s rights to any payments or distributions to which such Pledgor otherwise would be entitled. If the amount so paid is greater than such Pledgor’s liability hereunder and under the other Transaction Documents, the Collateral Agent shall pay the excess amount to the party entitled thereto. In addition, each Pledgor hereby irrevocably appoints the Collateral Agent as its attorney in fact to exercise all of such Pledgor’s voting rights in respect of any Pledgor Subordinated Debt (other than in its capacity as a debtor or a debtor-in-possession) in connection with any bankruptcy proceeding or any plan for the reorganization of any Pledgor. Each Pledgor that is an obligor on any Pledgor Subordinated Debt hereby consents to the provisions of this Section 5.15 and agrees to be bound by them.

5.16         Permitted Restructuring. Notwithstanding the foregoing provisions of this Section 5, (i) each Pledgor other than the Company shall be entitled to be liquidated, dissolved or wound up or to be merged with or otherwise transfer any of its assets and liabilities to the Company or one or more Subsidiaries of the Company, so long as the Pledgor (x) gives the Collateral Agent at least 90 days’ prior written notice of such transaction and (y) delivers to the Collateral Agent all such documents and takes all such other actions as are reasonably requested by the Collateral Agent in order to ensure that the Company or one or more of its Subsidiaries assumes all obligations of the Pledgor under this Agreement and pledges, on terms at least as favorable as existed immediately prior to the applicable transaction, all Collateral pledged by such Pledgor immediately prior to such transaction and (ii) the Company shall be entitled to cause International Integrated Incorporated, a British Virgin Islands corporation, to elect to be a Disregarded Person.

SECTION 6

REMEDIAL PROVISIONS

6.1           Certain Matters Relating to Receivables. (a)  The Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Pledgor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time, upon the Collateral Agent’s reasonable request and at the expense of the relevant Pledgor, such Pledgor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b)           The Collateral Agent hereby authorizes each Pledgor to collect such Pledgor’s Receivables, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Pledgor, (i) shall be immediately (and, in any event, within two Business Days) deposited by such Pledgor in the exact form received, duly indorsed by such Pledgor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Pledgor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Pledgor. Each such deposit of payments of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)           After the occurrence and during the continuance of an Event of Default, at the Collateral Agent’s request, each Pledgor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

6.2           Communications with Obligors; Pledgors Remain Liable. (a)  The Collateral Agent, in its own name or in the name of others, may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables or other contracts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables or other contracts.

(b)           Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Pledgor shall notify obligors on the Receivables or other contracts that the Receivables or other contracts have been assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)           Anything herein to the contrary notwithstanding, each Pledgor shall remain liable under each of the Receivables and all other contracts included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Collateral Agent and the other Secured Parties shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) or other contracts by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Pledgor under or pursuant to any Receivable (or any agreement giving rise thereto) or other contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3           Pledged Investments. (a)  Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Pledgor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Pledgor shall be permitted to receive all cash dividends and other distributions paid in respect of the Pledged Stock and all cash payments made in respect of the Pledged Debt, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Securities Purchase Agreement and the Notes and to exercise all voting and corporate or other rights with respect to the Pledged Investments; provided, however, that no vote shall be cast or corporate or other right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Notes, this Agreement or any other Transaction Document.

(b)           If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise its rights pursuant to this Section 6.3(b) to the relevant Pledgor or Pledgors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Investments and make application thereof to the Obligations in such order as the Collateral Agent may determine, and/or (ii) any or all of the Pledged Investments may be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Investments at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Investments as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Investments upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Pledgor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Investments, and in connection therewith, the right to deposit and deliver any and all of the Pledged Investments with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent and the other Secured Parties shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Each Pledgor hereby appoints the Collateral Agent, which appointment shall be exercisable only upon the occurrence and during the continuance of an Event of Default, such Pledgor’s true and lawful attorney-in-fact and grants to the Collateral Agent an IRREVOCABLE PROXY to exercise any action contemplated by the immediately preceding sentence in any manner the Collateral Agent reasonably deems advisable for or against all matters submitted or which may be taken by the shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(c)           Each Pledgor hereby authorizes and instructs each Issuer of any Pledged Investments pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying, and (ii)

unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Investments directly to the Collateral Agent.

6.4           Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Collateral Agent specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Pledgor consisting of cash, checks and other near-cash items shall be held by such Pledgor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Pledgor, and shall, as soon as possible (but in any event within five Business Days) following receipt by such Pledgor, be turned over to the Collateral Agent in the exact form received by such Pledgor (duly indorsed by such Pledgor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Pledgor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5 hereof.

6.5           Application of Proceeds. At such intervals as may be agreed upon by the Company and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may, or at the direction of the holders of at least a majority of the aggregate principal amount of the Notes then outstanding shall, apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in such order as the Collateral Agent may elect, and any part of such funds which the Collateral Agent elects not so to apply shall continue to be held as collateral security for the Obligations. Any balance of such Proceeds remaining after the Termination Date or after all Events of Default have been cured or waived shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

6.6           Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released. Each Pledgor further agrees, at the Collateral Agent’s request, if an Event of Default shall occur and be continuing, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Pledgor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent, including reasonable attorneys’ fees and other charges, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) and (4) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7           Private Sale; Registration Rights. (a)  If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Investments pursuant to Section 6.6, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Investments, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the Issuer of such Pledged Investments to take such action, and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of the Collateral Agent to permit the public sale of such Pledged Investments including to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such agreements, instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register and sell the Pledged Investments, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Investments, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto or in the opinion of any underwriters selected by Collateral Agent to effectuate such purchase. Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and other charges of legal counsel to the Collateral Agent) and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the Issuer of such Pledged Investment by the Collateral Agent expressly for use therein. Each Pledgor further agrees, upon written request, to use its best efforts to qualify, file or register, or cause the Issuer of such Pledged Investments to (x) qualify, file or register any of the Pledged Investments under the “Blue Sky” or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations and (y) to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 6.7.

(b)           Each Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Investments, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall be deemed to have been made in a commercially unreasonable manner solely because it has had such a result. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)           Each Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Investments pursuant to this Section 6.7 valid and binding and in compliance with any and all applicable Requirements of Law. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Securities Purchase Agreement.

6.8           Deficiency. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and other charges of any attorneys employed by the Collateral Agent to collect such deficiency.

6.9           Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Pledgor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Pledgors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Pledgor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The license (i) shall be subject to those exclusive Copyright Licenses, Patent Licenses and Trademark Licenses granted by the Pledgors to other Persons in effect on the date hereof and those granted by any Pledgor hereafter, as permitted under the Transaction Documents, to the extent conflicting, (ii) may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default, provided, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Pledgors notwithstanding any subsequent cure of an Event of Default, and (iii) apply to the use of the Trademarks in connection with goods and services of similar type and quality to those theretofore sold by such Pledgor under such Trademark.

SECTION 7

THE COLLATERAL AGENT

7.1           Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a)  Each Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Collateral Agent the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following upon the occurrence and during the continuation of an Event of Default:

(i)            in the name of such Pledgor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral, and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the

Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Pledgor relating thereto or symbolized thereby;

(iii)          pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Transaction Document and pay all or any part of the premiums therefor and the costs thereof;

(iv)          execute, in connection with any sale provided for in Sections 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v)           direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vi)          ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(vii)         sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(viii)        commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(ix)           defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral;

(x)            settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate;

(xi)           assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and

(xii)          generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Pledgor’s expense (including reasonable attorneys’ fees), at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

(b)           If any Pledgor fails to perform or comply with any of its agreements contained herein or in any contract included in the Collateral, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to 2% per month from the date of payment by the Collateral Agent to the date reimbursed by the relevant Pledgor, shall be payable by such Pledgor to the Collateral Agent on demand.

(d)           Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2           Duties of Collateral Agent. (a)  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.

(b)           None of the Collateral Agent or any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(c)           The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent and the other Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3           Filing of Financing Statements. Each Pledgor authorizes the Collateral Agent to file or record financing statements, any amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Pledgor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent and the other Secured Parties under this Agreement including any financing statement describing the collateral as “all assets,” “all personal property” or any similar description. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

7.4           Authority of Collateral Agent. Each Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Securities Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8

MISCELLANEOUS

8.1           Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10(e) of the Securities Purchase Agreement.

8.2           Notices. All notices, requests and demands to or upon the Secured Parties or the Pledgors hereunder shall be effected in the manner provided for in Section 10(f) of the Securities Purchase Agreement; provided that any such notice, request or demand to or upon the Pledgors shall be addressed to them at their notice address set forth on Schedule 8.2.

8.3           No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any other rights, remedies, powers or privileges provided by law.

8.4           Enforcement Expenses; Indemnification. (a)  Each Pledgor agrees to pay or reimburse the Collateral Agent and each other Secured Party for all its costs and expenses incurred in collecting against such Pledgor its Secured Obligations or otherwise enforcing or preserving any rights under this Agreement and the other Transaction Documents to which such Pledgor is a party, including the fees and other charges of counsel (such as the allocated fees and expenses of in-house counsel) to the Collateral Agent or such Secured Party.

(b)           Each Pledgor agrees to pay, indemnify and hold the Collateral Agent and each other Secured Party harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise, sales and other similar taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)           Each Pledgor agrees to pay, indemnify and hold the Collateral Agent and the other Secured Parties and the other Indemnitees harmless from any and all Indemnified Liabilities and claims with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to do so pursuant to Section 8 of the Securities Purchase Agreement.

(d)           The agreements in this Section 8.4 shall survive the termination of this Agreement and the repayment of the Obligations and all other amounts payable under the Securities Purchase Agreement, the Notes and the other Transaction Documents.

8.5           Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns and, to the extent expressly provided herein, their respective officers, directors, employees, affiliates, agents, advisors and controlling persons including as provided in Section 8.4; provided that no Pledgor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and any attempted assignment or transfer without such consent shall be null and void.

8.6           Counterparts; Pledgors’ Separate Agreements. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

8.7           Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8           Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9           Integration. This Agreement and the other Transaction Documents represent the agreement of the Pledgors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

8.10         GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISION THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

8.11         Submission To Jurisdiction; Waivers. (a)  Each Pledgor hereby irrevocably and unconditionally:

(b)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(c)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and agrees not to commence any action suit, or proceeding relating to this Agreement or any other Transaction Document other than in such courts except to the extent mandated by applicable law;

(d)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(e)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(f)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

8.12         Acknowledgments. Each Pledgor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents to which it is a party;

(b)           the Collateral Agent and the other Secured Parties have no fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Pledgors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby.

8.13         Additional Guarantors and Pledgors. (a)  Each Person that is not a Subsidiary of the Company as of the date of this Agreement, but becomes a Subsidiary of the Company after such date, and is (x) not a Foreign Subsidiary or (y) a Foreign Subsidiary that is also a Disregarded Person (unless such Disregarded Person is owned by a Foreign Subsidiary (including through one or more Disregarded Persons wholly owned by a Foreign Subsidiary)) shall become a Guarantor and Pledgor for all purposes of this Agreement promptly upon becoming a Subsidiary by execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex II hereto (it being understood for the avoidance of doubt that any pledge or security granted by such Person shall not include any Excluded Property). Upon the execution and delivery by any Subsidiary of an Assumption Agreement, the supplemental schedules attached to such Assumption Agreement shall be incorporated into and become a part of and supplement the Schedules to this Agreement and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Assumption Agreement.

(b)           Each Person that is not a Subsidiary of the Company as of the date of this Agreement, but becomes a Subsidiary of the Company after such date, and does not become a Guarantor or Pledgor for the purposes of this Agreement shall, and the Pledgors shall cause such Subsidiary to, to the extent permitted by applicable law, join the negative pledge agreement referred to in Section 5.8(i) herein, expressly acknowledge the negative pledge contained therein and agree to be bound by all the terms thereof.

8.14         Releases. (a)  On the Termination Date, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination and the guarantee in Section 2 with respect to such surviving obligations) of the parties hereto shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgors. At the request and sole expense of any Pledgor following any such termination, the Collateral Agent shall deliver to such Pledgor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

(b)           If any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Securities Purchase Agreement, then the Collateral Agent, at the request and sole expense of such Pledgor, shall execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Pledgor which is a Subsidiary of the Company shall be released from its obligations hereunder in the event that all the Capital Stock of such Pledgor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Securities Purchase Agreement; provided that the Company shall have delivered to the Collateral Agent, at least ten Business Days (or such shorter period reasonably acceptable to the Collateral Agent) prior to the date of the proposed release, a written request for release identifying the relevant Pledgor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Securities Purchase Agreement and the other Transaction Documents.

8.15         Foreign Pledgor Provisions. Each Pledgor that is a Foreign Pledgor agrees as follows:

(a)           The Foreign Pledgor hereby irrevocably and unconditionally appoints CT Corporation System (the “Process Collateral Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its agent to receive on behalf of such Foreign Pledgor and its property service of copies of the summons and complaint and any other process which may be served in any action referred to in Section 8.11 or proceeding in any New York State or Federal court and agrees promptly to appoint a successor Process Collateral Agent in The City of New York (which successor Process Collateral Agent shall accept such appointment in writing in form and substance reasonably satisfactory  to the Collateral Agent) prior to the termination for any reason of the appointment of the initial Process Collateral Agent. In any action or proceeding in a New York State or Federal court sitting in The City of New York, such service may be made on such Foreign Pledgor by delivering a copy of such process to such Foreign Pledgor in care of the Process Collateral Agent at such Process Collateral Agent’s above address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Foreign Pledgor at its address referred to in Section 8.2 (such service to be effective upon such receipt by the Process

Collateral Agent and the depositing of such process in the mails as aforesaid). Such Foreign Pledgor hereby irrevocably and unconditionally authorizes and directs such Process Collateral Agent to accept such service on its behalf.

(b)           To the extent that such Foreign Pledgor has or hereafter acquires any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Foreign Pledgor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Transaction Documents.

(c)           The Obligations of such Foreign Pledgor shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Collateral Agent of any sum adjudged to be so due in the Judgment Currency, Collateral Agent may in accordance with normal banking procedures purchase Dollars with the Judgment Currency; if the amount of Dollars so purchased is less than the sum originally due to Collateral Agent in Dollars, such Foreign Pledgor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Collateral Agent against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to Collateral Agent, Collateral Agent agrees to remit to such Foreign Pledgor, such excess.

8.16         Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

8.17         WAIVER OF JURY TRIAL. EACH PLEDGOR, THE COLLATERAL AGENT AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO, HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

MEDICOR LTD., as Company and Pledgor

By:	/s/ Theodore R. Maloney
Name: Theodore R. Maloney
Title: Chief Executive Officer

INTERNATIONAL INTEGRATED INCORPORATED, as Guarantor and Pledgor

By:	/s/ Theodore R. Maloney
Name: Theodore R. Maloney
Title: Chief Executive Officer

MEDICOR MANAGEMENT INC., as Guarantor and Pledgor

By:	/s/ Theodore R. Maloney
Name: Theodore R. Maloney
Title: Chief Executive Officer

MEDICOR AESTHETICS, as Guarantor and Pledgor

By:	/s/ Theodore R. Maloney
Name: Theodore R. Maloney
Title: Chief Executive Officer

MEDICOR DEVELOPMENT COMPANY, as Guarantor and Pledgor

By:	/s/ Theodore R. Maloney
Name: Theodore R. Maloney
Title: Chief Executive Officer

III ACQUISITION CORPORATION, as Guarantor and Pledgor

		By:	/s/ Marc S. Sperberg
Name: Marc S. Sperberg
Title: Secretary

HPL BIOMEDICAL, INC., as Guarantor and Pledgor

		By:	/s/ Jim J. McGhan
Name: Jim J. McGhan
Title: Chief Operating Officer

INTELLECTUAL PROPERTY INTERNATIONAL INC., as Guarantor and Pledgor

		By:	/s/ Theodore R. Maloney
Name: Theodore R. Maloney
Title: Chief Executive Officer

AGREED AND ACCEPTED

SILVER OAK CAPITAL, L.L.C., as Collateral Agent

By:	/s/ Michael L. Gordon
Name: Michael L. Gordon
Title: Managing Member

Schedule 4.3

ACTIONS TO PERFECT

MediCor Ltd. (Delaware)
Shares of MediCor Latin America S.A. de C.V.	Filing of UCC-1 Financing Statement; shares to be held by Collateral Agent in NY
Shares of International Integrated Incorporated	Same
Shares of MediCor Europe Holdings ApS (Denmark)	Filing of UCC-1 Financing Statement; execution of Issuer Control Agreement
Contracts (including leases), Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory, Other Investment Property	Filing of UCC-1 Financing Statement
Euro Account	Filing of UCC-1 Financing Statement; execution of Account Control Agreement
Dollar Account	Same
International Integrated Incorporated (BVI)
Shares of MediCor Management, Inc.	Filing of UCC-1 Financing Statement; shares to be held by Collateral Agent in NY
Shares of MediCor Aesthetics	Filing of UCC-1 Financing Statement; shares to be held by Collateral Agent in NY
Shares of MediCor Development Company	Filing of UCC-1 Financing Statement; shares to be held by Collateral Agent in NY
Contracts (including leases), Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory, Other Investment Property	Filing of UCC-1 Financing Statement
MediCor Management Inc. (DE)
Shares of III Acquisition Corporation	Filing of UCC-1 Financing Statement; shares to be held by Collateral Agent in NY
Shares of HPL BioMedical, Inc	Filing of UCC-1 Financing Statement; shares to be held by Collateral Agent in NY
MediCor Aesthetics (NV)
Contracts (including leases), Accounts,	Filing of UCC-1 Financing Statement

Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory, Other Investment Property
Inventory	Filing of UCC-1 Financing Statement
Accounts receivable	Filing of UCC-1 Financing Statement
MediCor Development Company (DE)
Shares of Intellectual Property International Inc.	Filing of UCC-1 Financing Statement; shares to be held by Collateral Agent in NY
Patents	Filing of UCC-1 Financing Statement; filing with PTO
Trademarks	Filing of UCC-1 Financing Statement; filing with PTO
Contracts (including leases), Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory, Other Investment Property	Filing of UCC-1 Financing Statement
III Acquisition Corporation (DE)
Contracts (including leases), Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory, Other Investment Property	Filing of UCC-1 Financing Statement
Inventory	Filing of UCC-1 Financing Statement
Accounts receivable	Filing of UCC-1 Financing Statement
HPL BioMedical, Inc. (DE)
Inventory	Filing of UCC-1 Financing Statement
Trademarks	Filing of UCC-1 Financing Statement; filing with PTO
Accounts receivable	Filing of UCC-1 Financing Statement
Intellectual Property International, Inc. (DE)
Patents	Filing of UCC-1 Financing Statement; filing with PTO
Trademarks	Filing of UCC-1 Financing Statement; filing with PTO

Schedule 4.4

JURISDICTION OF ORGANIZATION; LOCATION OF COLLATERAL

Pledgor’s Legal Name & Identification No.	Type and Jurisdiction of Organization	Location of Chief Executive Office	Locations of Material Inventory & Equipment	Different Prior Locations

MediCor Ltd. 3327048	Delaware Corporation	Las Vegas, Clark, Nevada	N/A	N/A
International Integrated Inc. 340493	British Virgin Islands Corporation	Las Vegas, Clark, Nevada	N/A	Las Vegas, Clark, Nevada
MediCor Management Inc. 3103838	Delaware Corporation	Las Vegas, Clark, Nevada	N/A	Las Vegas, Clark, Nevada
MediCor Aesthetics E0016512005-8	Nevada Corporation	Las Vegas, Clark, Nevada	N/A	Las Vegas, Clark, Nevada
MediCor Development Company 3602054	Delaware Corporation	Las Vegas, Clark, Nevada	Las Vegas, Clark, Nevada	Las Vegas, Clark, Nevada
Intellectual Property International Inc. 3595764	Delaware Corporation	Las Vegas, Clark, Nevada	N/A	Austin, TX
III Acquisition Corporation dba PIP.America 3106120	Delaware Corporation	Santa Barbara, Santa Barbara, California	Santa Barbara, Santa Barbara, California	Las Vegas, Clark, Nevada
HPL Biomedical, Inc. dba Biodermis, Inc. 3133850	Delaware Corporation	Las Vegas, Clark, Nevada	Las Vegas, Clark, Nevada	Las Vegas, Clark, Nevada

Schedule 4.5

PLEDGED INVESTMENTS

Pledged Stock:

Registered Owner	Issuer	Stock Certificate No.	Number and Class of Shares	Percentage of Equity Interest
MediCor Ltd.	International Integrated Incorporated	1	1,000 Common	100%
MediCor Ltd.	MediCor Europe Holdings ApS	Uncertificated	DKK 81,900.00	65%
MediCor Management Inc.	HPL Biomedical, Inc.	1	1,000 Common	100%
MediCor Management Inc.	III Acquisition Corporation dba PIP.America	2	1,000 Common	100%
MediCor Development Company	Intellectual Property International Inc.	4	2 Common	100%
International Integrated Incorporated	MediCor Aesthetics	1	1,000 Common	100%
International Integrated Incorporated	MediCor Development Company	1	1,000 Common	100%
International Integrated Incorporated	MediCor Management Inc.	2	1,000 Common	100%
MediCor Ltd. / MediCor Management Inc.	MediCor Latin America, S.A. de C.V.	1	32,500 Common	65%

Pledged Debt:

Issuer	Payee	Principal Amount	Date of Note	Maturity Date
None

Schedule 4.7

INTELLECTUAL PROPERTY

COPYRIGHTS AND COPYRIGHT LICENSES OWNED

See attached pages.

PATENT REPORT

MediCor

Title	Country	Application No./Filing Date	Patent. No./Reg. Date	Owner	Status
Implant filling material and method	US Federal	10/839559 May 5, 2004		Intellectual Property International, Inc.	Pending
Silicone mask for cryosurgery and method	US Federal	95445089 May 19, 1995	5901707 May 11, 1999	HPL Biomedical, Inc.	Expired
Implantable prosthetic body used as implantable prostetic body, e.g. breast implants, comprises thin elastomeric container, and pliable viscous cohesive mass contained within container	US Federal	533168 December 30, 2003		Intellectual Property International, Inc.	Pending
Mask to protect healthy tissue during cryosurgical removal of diseased tissue from the skin- is elastomer sheet with silicone gel layer on underside which remains adherent to skin at low temp.	Australia	AU 9657535 May 16, 1996	AU9657535 November 29, 1996	HPL Biomedical, Inc.	Registered
Mask to protect healthy tissue during cryosurgical removal of diseased tissue from the skin- is elastomer sheet with silicone gel layer on underside which remains adherent to skin at low temp.	Brazil	BR9612881 May 16, 1996 1996	BR 9612881 December 31, 2002	HPL Biomedical, Inc.	Registered
Breast implant	European Patent	WO 97951290 December 10, 1997	9826735 June 25, 1998	Laboratoires Eurosilicone	Registered
Anatomical breast implant with controllable and stable positioning	European Patent	EP2002790537 October 23, 2002	WO 2004041128	Laboratoires Eurosilicone	Registered

Title	Country	Application No./Filing Date	Patent. No./Reg. Date	Owner	Status
May 21, 2004
Mask to protect healthy tissue during cryosurgical removal of diseased tissue from the skin- is elastomer sheet with silicone gel layer on underside which remains adherent to skin at low temp.	European Patent	WO 96US7201 May 16, 1996	WO 9636293 November 21, 1996	HPL Biomedical, Inc.	Registered
Mask to protect healthy tissue during cryosurgical removal of diseased tissue from the skin- is elastomer sheet with silicone gel layer on underside which remains adherent to skin at low temp.	European Patent	EP 96915880 May 16, 1996	EP 955931 November 17, 1999	HPL Biomedical, Inc.	Registered
Implantable prosthetic body used as implantable prostetic body, e.g. breast implants, comprises thin elastomeric container, and pliable viscous cohesive mass contained within container	European Patent	WO 2004US35213 October 25, 2004		Intellectual Property International, Inc.	Pending
An improved artificial airway device	European Patent	96904959 March 6, 1996	813432 December 29, 1997	Biosil Limited	Registered
An improved artificial airway device	Patent Cooperation Treaty	PCT/GB96/0516 March 6, 1996		Biosil Limited	Pending
Artificial airway device with sealing cuff for distal end	US Federal	08/913020 November 4, 1997	5865176 February 2,	Biosil Limited	Registered

Title	Country	Application No./Filing Date	Patent. No./Reg. Date	Owner	Status
1999
Prostetic anal sphincter	US Federal	08/551052 October 31, 1995	5593443 January 14, 1997	Biosil Limited	Registered
Urinary sphincter device	United Kingdom	00228122 September 18, 2000	2355937 May 9, 2001	Biosil Limited	Registered
Endotracheal tube allowing oesophageal access	United Kingdom	9604630 March 5, 1996	2298580 September 11, 1996	Biosil Limited	Registered
Textured silicone implant prosthesis	US Federal	304764 January 31, 1989	4955909 September 11, 1990	Intellectual Property International, Inc.	Registered
Bio-osmotic gel for implant prostheses	US Federal	496234 March 20, 1990	5067965 November 26, 1991	Intellectual Property International, Inc.	Registered
Bio-osmotic gel for implant prosthesis	Canada		2057044	Intellectual Property International, Inc.	Registered
Bio-osmotic gel for implant prosthesis	Germany		69119754.7	Intellectual Property	Registered

Title	Country	Application No./Filing Date	Patent. No./Reg. Date	Owner	Status
				International, Inc.
Bio-osmotic gel for implant prosthesis	France		0521015	Intellectual Property International, Inc.	Registered
Bio-osmotic gel for implant prosthesis	Great Britain		0521015	Intellectual Property International, Inc.	Registered
Rheologically modified and osmotically balanced fi	US Federal	924457 August 29, 1997	5997574 December 7, 1999	Intellectual Property International, Inc.	Registered
Saline implant having single valve with primary an	US Federal	318036 May 25, 1999	6162251 December 19, 2000	Intellectual Property International, Inc.	Registered
Leak-proof implant	US Federal	711255 August 24, 2005		Intellectual Property International, Inc.	Pending
Leak-proof implant	Patent Cooperation Treaty			Intellectual Property International, Inc.	In preparation
Silicone gel composition and dispenser therefor (Pro-Sil)	US Federal	913656		Intellectual Property	Pending

Title	Country	Application No./Filing Date	Patent. No./Reg. Date	Owner	Status
		August 6, 2004		International, Inc.

TRADEMARK REPORT

MediCor

Mark	Country	Serial No./ Filing Date	Reg No./ Registered	International Class	Owner	Status
AMD and design	US Federal	76/050336 May 15, 2000	2561197 April 16, 2002	10	Biosil Limited	Registered
BEAUTY IS NATURAL...PERFECTION IS SURGICAL and design	US Federal	78/658204 June 24, 2005		10	Intellectual Property International, Inc.	Published ITU
BIODERMIS	US Federal	76/409086 May 17, 2002		5	HPL Biomedical, Inc.	Pending
CRYOSIL	US Federal	76/018979 March 3, 2000	2447839 May 1, 2001	10	Intellectual Property International, Inc.	Registered
DERMASOF and design	US Federal	76/632997 March 7, 2005	3058626 February 14, 2006	5	Intellectual Property International, Inc.	Registered
EPI-DERM	US Federal	76/001047 March 13, 2000	2440827 April 3, 2001	5	Intellectual Property International, Inc.	Registered

Mark	Country	Serial No./ Filing Date	Reg No./ Registered	International Class	Owner	Status
EPIFOAM	US Federal	76/411916 May 24, 2002	2771043 October 7, 2003	5	HPL Biomedical, Inc.	Registered
EPITAB	US Federal	76/161090 October 30, 2000	2506421 November 13, 2001	5	Intellectual Property International, Inc.	Registered
HYDROGOLD	US Federal	76/179320 December 4, 2000	2769658 September 30, 2003	5	HPL Biomedical, Inc.	Registered
MEDICOR	US Federal	78/221425 March 4, 2003		10	Intellectual Property International, Inc.	Published ITU
PRO-SIL	US Federal	78/465469 August 11, 004		5	Intellectual Property International, Inc.	Published
SCARAID	US Federal	75/745886 July 7, 1999	2424688 January 30, 2001	5	Intellectual Property International, Inc.	Registered

Mark	Country	Serial No./ Filing Date	Reg No./ Registered	International Class	Owner	Status
SILGEL	US Federal	75/482243 May 8, 1998	2305528 January 4, 2000	5, 10	Nagor Limited	Registered
SILQUECLENZ	US Federal	75/308208 June 13, 1997	2496490 October 9, 2001	3	Intellectual Property International, Inc.	Registered
THERAFOAM	US Federal	76/381190 March 11, 2002	2788109 December 2, 2003	10	Intellectual Property International, Inc.	Registered
XERAGEL	US Federal	75/401684 December 8, 1997	2216398 January 5, 1999	5	Intellectual Property International, Inc.	Registered
COGEL	Australia	808654 September 29, 1999	808654 September 29, 1999	10	Nagor Limited	Registered
NAGOR	Australia	808656 September 29, 1999	808656 September 29, 1999	5, 10	Nagor Limited	Registered

Mark	Country	Serial No./ Filing Date	Reg No./ Registered	International Class	Owner	Status
NAGOSIL	Australia	808657 September 29, 1999	808657 September 29, 1999	10	Nagor Limited	Registered
NAGOTEX	Australia	808658 September 29, 1999	808658 September 29, 1999	10	Nagor Limited	Registered
SILGEL	Australia	808655 September 29, 1999	808655 September 29, 1999	5	Nagor Limited	Registered
AMD and design	Community Trademarks	737890 January 29, 1998	737890 June 17, 1999	10	Biosil Limited	Registered
BEAUTY IS NATURAL...PERFECTION IS SURGICAL	Community Trademarks	4448916 June 16, 2005		5, 10	Intellectual Property International, Inc.	Pending
BIODERMIS	Community Trademarks	4013587 September 8, 2004		5, 10	Intellectual Property International, Inc.	Pending

Mark	Country	Serial No./ Filing Date	Reg No./ Registered	International Class	Owner	Status
COGEL	Community Trademarks	408450 November 14, 1996	408450 January 8, 1999	10	Nagor Limited	Registered
EUROSILICONE	Community Trademarks	4151502 December 2, 2004		10	Intellectual Property International, Inc.	Pending
MEDICOR	Community Trademarks	4151494 December 2, 2004		10	Intellectual Property International, Inc.	Pending
NAGOR	Community Trademarks	989483 November 19, 1998	989483 July 19, 2000	5, 10	Nagor Limited	Registered
NAGOSIL	Community Trademarks	219881 April 9, 1996	219881 November 16, 1998	10	Nagor Limited	Registered
NAGOTEX	Community Trademarks	119923 April 9, 1996	219923 September 11, 1998	10	Nagor Limited	Registered

Mark	Country	Serial No./ Filing Date	Reg No./ Registered	International Class	Owner	Status
SILGEL	Community Trademarks	584722 July 9, 1997		5, 10	Nagor Limited	Pending
XERAGEL	Community Trademarks	4013595 September 8, 2004	4013595 November 16, 2005	5	Intellectual Property International, Inc.	Registered
ES LABORATOIRES EUROSILICONE and design	France	02 3140673 January 9, 2002	02 3140673	10	Laboratoires Eurosilicone	Registered
BEAUTY IS NATURAL...PERFECTION IS SURGICAL	Mexico	680521 October 5, 2004	861692 November 29, 2004	10	Intellectual Property International, Inc.	Registered
COGEL	Mexico	377559 June 2, 1999	675270 October 23, 2000	10	Nagor Limited	Registered
EUROSILICONE	Mexico	680524 October 5, 2004	856874 October 26, 2004	44	Intellectual Property International, Inc.	Registered

Mark	Country	Serial No./ Filing Date	Reg No./ Registered	International Class	Owner	Status
EUROSILICONE	Mexico	680523 October 5, 2004	856873 October 26, 2004	10	Intellectual Property International, Inc.	Registered
KOMURO	Mexico	680520 October 5, 2004	856872 October 26, 2004	10	Intellectual Property International, Inc.	Registered
MEDICOR and design	Mexico	680527 October 5, 2004	904977 October 26, 2005	44	Intellectual Property International, Inc.	Registered
NAGOR	Mexico	377561 June 2, 1999	675271 October 23, 2000	10	Nagor Limited	Registered
NAGOSIL	Mexico	377557 June 2, 1999	643042 February 24, 2000	10	Nagor Limited	Registered
NAGOTEX	Mexico	377558 June 2, 1999	675269 October 23, 2000	10	Nagor Limited	Registered

Mark	Country	Serial No./ Filing Date	Reg No./ Registered	International Class	Owner	Status
SILGEL	Mexico	377560 June 2, 1999	699500 May 29, 2001	10	Nagor Limited	Registered
COGEL and design	South Korea	4020030007200 February 17, 2003	4006012730000 December 1, 2004	10	Nagor Limited	Registered
NAGOR and design	South Korea	4020030007206 February 17, 2003	4006012740000 December 1, 2004	10	Nagor Limited	Registered
NAGOSIL and design	South Korea	4020030007199 February 17, 2003	4006012720000 December 1, 2004	10	Nagor Limited	Registered
NAGOTEX and design	South Korea	4020030007198 February 17, 2003	4006012710000 December 1, 2004	10	Nagor Limited	Registered
SILGEL and design	South Korea	4020030007205 February 17, 2003	4005953380000 October 8, 2004	5, 10	Nagor Limited	Registered
SILGEL	Spain	2371254M6 January 16, 2001		5	Nagor Limited	Pending

Mark	Country	Serial No./ Filing Date	Reg No./ Registered	International Class	Owner	Status
COGEL and design	United Kingdom	2223645 February 26, 2000	2223645 August 4, 2000	10	Nagor Limited	Registered
NAGOR and design	United Kingdom	2223646 February 26, 2000	2223646 August 4, 2000	10	Nagor Limited	Registered
NAGORENHANCE	United Kingdom	2311031 September 19, 2002	2311031 June 13, 2003	10, 36	Nagor Limited	Registered
NAGOSIL and design	United Kingdom	2223647 February 26, 2000	2223647 August 18, 2000	10	Nagor Limited	Registered
NAGOTEX and design	United Kingdom	2223644 Februay 26, 2000	2223644 August 4, 2000	10	Nagor Limited	Registered
SILGEL and design	United Kingdom	2223696 February 26, 2000	2223696 August 11, 2000	10	Nagor Limited	Registered

Mark	Country	Serial No./ Filing Date	Reg No./ Registered	International Class	Owner	Status
APTEX	Mexico	680519 October 5, 2004			Intellectual Property International, Inc.	Pending
CRISTALLINE APTEX PARAGEL	Mexico	680517 October 5, 2004			Intellectual Property International, Inc.	Pending
CRISTALLINE PARAGEL	Mexico	680515 October 5, 2004			Intellectual Property International, Inc.	Pending
CRISTALLINE VERATEX PARAGEL	Mexico	680516 October 5, 2004			Intellectual Property International, Inc.	Pending
EPI-DERM	Argentina	2,550,571 October 28, 2004			Intellectual Property International, Inc.	Pending

Mark	Country	Serial No./ Filing Date	Reg No./ Registered	International Class	Owner	Status
EPI-DERM	Argentina	2,550,572 October 28, 2004			Intellectual Property International, Inc.	Pending
EPIFOAM	Argentina	2,550,574 October 28, 2004			Intellectual Property International, Inc.	Pending
EUROSILICONE	Mexico	680522 October 5, 2004			Intellectual Property International, Inc.	Pending
MEDICOR	Mexico	680494 October 5, 2004			Intellectual Property International, Inc.	Pending
MEDICOR	Mexico	680525 October 5, 2004			Intellectual Property International, Inc.	Pending

Mark	Country	Serial No./ Filing Date	Reg No./ Registered	International Class	Owner	Status
PARAGEL	Mexico	680526 October 5, 2004			Intellectual Property International, Inc.	Pending
VERTEX	Mexico	680518 October 5, 2004			Intellectual Property International, Inc.	Pending
XERAGEL	Turkey	13377/95 November 17, 1995	166546 November 17, 1995		Intellectual Property International, Inc.	Registered
XERAGEL	Argentina	2,550,575 October 28, 2004			Intellectual Property International, Inc.	Pending
BIODERMIS	Argentina	Pending
EPIFOAM	Argentina	2,550,573 October 28, 2004			Intellectual Property International, Inc.

Schedule 4.8

DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITY ACCOUNTS

MediCor Ltd.	Bus. Services – USD Account# MO-28570 Bus. Services – Euro Account# MO-28571	UBS Financial Services 1000 Harbor Boulevard Weehawken, NJ 07086

Schedule 4.9

COMMERCIAL TORT CLAIMS

None

Schedule 4.10

LETTER-OF-CREDIT RIGHTS

None

Schedule 8.2

NOTICE ADDRESSES OF PLEDGORS

MediCor Ltd. 4560 S. Decatur Blvd., Suite 300 Las Vegas, NV 89103	International Integrated Incorporated 4560 S. Decatur Blvd., Suite 300 Las Vegas, NV 89103

MediCor Latin America S.A. de C.V. Juarez 18A Col. Tlacopac 01040, Mexico D.F.	MediCor Europe Holdings ApS c/o Kromann Reumert Sundkrogsgade 5 DK-2100 Copenhagen, DENMARK

MediCor Europe B.V. Weitjes 7 4924 BJ Drimmelen, THE NETHERLANDS	Biosil U.K. Limited c/o Clifford Chance LLP 10 Upper Bank Street London, England E14 5JJ UNITED KINGDOM

Dermatological Medical Products & Specialties, S.A. de C.V. (dba MediCor Mexico S.A. de C.V.) Juarez 18A Col. Tlacopac 01040, Mexico D.F.	MediCor Services Company S.A. de C.V. Juarez 18A Col. Tlacopac 01040, Mexico D.F.

ES Holdings SAS Z.I. de la Peyroliere, B.P. 68 84400 Apt, Vaucluse, FRANCE	Eurosilicone SAS Z.I. de la Peyroliere, B.P. 68 84400 Apt, Vaucluse, FRANCE

International Integrated USA Incorporated 4560 S. Decatur Blvd., Suite 300 Las Vegas, NV 89103	International Integrated Europe Ltd. 4560 S. Decatur Blvd., Suite 300 Las Vegas, NV 89103

MediCor Aesthetics 4560 S. Decatur Blvd., Suite 300 Las Vegas, NV 89103	MediCor Development Company 4560 S. Decatur Blvd., Suite 300 Las Vegas, NV 89103

MediCor Management Inc. 4560 S. Decatur Blvd., Suite 300 Las Vegas, NV 89103	Intellectual Property International Inc. 4560 S. Decatur Blvd., Suite 300 Las Vegas, NV 89103

III Acquisition Corporation (dba PIP.America) 1221 Chapala St., 3rd Floor Santa Barbara, CA 93101	HPL Biomedical, Inc. (dba Biodermis Inc.) 6000 S. Eastern Ave., Suite 9D Las Vegas, NV 89119

Biosil Limited P.O. Box 21 Global House, Isle of Man Business Park Cooil Road Douglas, Isle of Man IM99 1AX UNITED KINGDOM (Note: past executive offices)	Nagor Limited P.O. Box 21 Global House, Isle of Man Business Park Cooil Road Douglas, Isle of Man IM99 1AX UNITED KINGDOM

Biosil Limited 127 Deerdykes View Westfield Industrial Estate Cumbernauld, Scotland G68 9HN UNITED KINGDOM (Note: future executive offices)	MediCor Deutschland GmbH Ahornallee 13a 83627 München GERMANY

Annex I to
Guarantee and Collateral Agreement

FORM OF ACKNOWLEDGEMENT OF PLEDGE

ACKNOWLEDGEMENT OF PLEDGE, dated as of April [    ], 2006 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), by MEDICOR LATIN AMERICA S.A. DE C.V., a Mexican corporation (the “Acknowledging Pledgee”) in favor of SILVER OAK CAPITAL, L.L.C., a Delaware limited liability company, in its capacity as collateral agent (in such capacity together with its successors and assigns, the “Collateral Agent”) pursuant to the Securities Purchase Agreement (as defined in the Guarantee and Collateral Agreement referred to below).  All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement.

W I T N E S S E T H:

WHEREAS, in connection with the Guarantee and Collateral Agreement, dated as of April [    ], 2006 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), by and among the Pledgors in favor of the Collateral Agent, the Pledged Investments, other than any Excluded Equity, issued by the Acknowledging Pledgee have been pledged to the Collateral Agent; and

WHEREAS, pursuant to Section 5.8(h) of the Guarantee Collateral Agreement, the Acknowledging Pledgee is required to acknowledge and agree to the pledge and the grant of the security interest in such Pledged Investments.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Pledge Acknowledgment.  The Acknowledging Pledgee hereby acknowledges and agrees that (i) it has received a true and complete copy of the Guarantee and Collateral Agreement, (ii) it shall be bound by the terms of the Guarantee and Collateral Agreement relating to the Pledged Investments issued by it and will comply with such terms insofar as such terms are applicable to it, including complying with instructions from the Secured Party as to such Pledged Investments, without further consent of any Pledgor, (iii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Sections 5.8(a), (b) and (f) of the Guarantee and Collateral Agreement with respect to the Pledged Investments issued by it and (iv) the terms of Sections 6.3(c) and 6.7 of the Guarantee and Collateral Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Guarantee and Collateral Agreement with respect to the Pledged Investments issued by it.

Notices.  Any notices, requests or other communications to the Acknowledging Pledgee hereunder must be in writing and personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid facsimile, telecopy, telegram (with messenger delivery specified), or other method of electronic communication, the address listed in the signature pages hereto.  The parties may change the address at which they receive notice by giving notice to each other in the foregoing manner.  Notices, requests or other communications sent in accordance with this Section 2 shall be deemed to be received on the earlier of the date of actual receipt or five calendar days after deposit in United States mail.

Amendments in Writing; No Waiver; Cumulative Remedies.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Collateral Agent in accordance with Section 10(e) of the Securities Purchase Agreement and the Acknowledging Pledgee; provided that any provision of this Agreement may be waived by the Collateral Agent in accordance with Section 10(e) of the Securities Purchase Agreement in a letter or agreement executed by the Collateral Agent or by facsimile telecopy, telegram or other method of electronic communication from the Collateral Agent.

No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of the Acknowledging Pledgee and shall inure to the benefit of the Collateral Agent and its respective successors and assigns; provided that the Acknowledging Pledgee may not assign or otherwise transfer any of their rights or obligations under this Agreement without the prior written consent of the Collateral Agent and any attempted assignment or transfer without such consent shall be null and void.

Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section Headings.  The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISION THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Submission To Jurisdiction; Waivers.  The Acknowledging Pledgee hereby irrevocably and unconditionally submits itself and its property to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Acknowledging Pledgee hereby irrevocably waives personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof to the Acknowledging Pledgee at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  The Acknowledging Pledgee hereby irrevocably and unconditionally appoints CT Corporation System (the “Pledgee Process Collateral Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its agent to receive on behalf of such Acknowledging Pledgee and its property service of copies of the summons and complaint and any other process which may be served in any action referred to above or any other proceeding in any New York State or Federal court and agrees promptly to appoint a successor Pledgee Process Collateral Agent in The City of New York (which successor Pledgee Process Collateral Agent shall accept such appointment in writing in form and substance reasonably satisfactory to the Collateral Agent) prior to the termination for any reason of the appointment of the initial Pledgee Process Collateral Agent.  In any action or proceeding in a New York State or Federal court sitting in The City of New York, such service may be made on such Acknowledging Pledgee by delivering a copy of such process to such Acknowledging Pledgee in care of the Pledgee Process Collateral Agent at such Pledgee Process Collateral Agent’s above address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Acknowledging Pledgee at its address referred to in Section 2 of this Agreement (such service to be effective upon such receipt by the Pledgee Process Collateral Agent and the depositing of such process in the mails as aforesaid). Such Acknowledging Pledgee hereby irrevocably and unconditionally authorizes and directs such Pledgee Process Collateral Agent to accept such service on its behalf.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

WAIVER OF JURY TRIAL.  THE ACKNOWLEDGING PLEDGEE AND BY ITS ACCEPTANCE HEREOF, THE COLLATERAL AGENT, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO, HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the undersigned have executed this Acknowledgement of Pledge as of       day of       , 2006.

MEDICOR LATIN AMERICA S.A. DE C.V.,
a Mexican corporation

By:
Name:
Title:

Address:	c/o MediCor Ltd. 4560 South Decatur Blvd. Suite 300 Las Vegas, Nevada 89103 Attention: General Counsel/Secretary Facsimile: 702-932-4561

ACCEPTED and agreed as of        day of          , 2006.

MEDICOR LTD.,
a Delaware corporation

By:
Name:
Title:

Address:	4560 South Decatur Blvd. Suite 300 Las Vegas, Nevada 89103 Attention: General Counsel/Secretary Facsimile: 702-932-4561

Annex II to
Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of         , 200  , made by               , a               (the “Additional Pledgor”), in favor of            , as Collateral Agent for the benefit of the Collateral Agent and the other Secured Parties.  All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement referred to below.

W I T N E S S E T H:

WHEREAS, MEDICOR LTD., a Delaware corporation (the “Company”), the Purchasers and the Collateral Agent, among others, have entered into a Securities Purchase Agreement, dated as of April [    ], 2006 (as amended, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”);

WHEREAS, in connection with the Securities Purchase Agreement, the Company and certain of its Affiliates (other than the Additional Pledgor) have entered into the Guarantee and Collateral Agreement, dated as of April [    ], 2006, (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties;

WHEREAS, the Securities Purchase Agreement requires the Additional Pledgor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Pledgor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.             Guarantee and Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Pledgor, as provided in Section 8.13 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor and Pledgor thereunder with the same force and effect as if originally named therein as a Guarantor and Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder.  In furtherance of the foregoing, the Additional Pledgor, as security for the payment and performance in full of the Obligations, does (x) hereby create and grant to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, a security interest in all of the Additional Pledgor’s right, title and interest in and to the Collateral of the Additional Pledgor and (y) jointly and severally with the other Guarantors, unconditionally and irrevocably guarantee the prompt and complete payment and performance by the Company when due (whether at the stated maturity by acceleration or otherwise) of the Company Obligations.  Each reference to a “Subsidiary”, a “Pledgor” or a “Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the Additional Pledgor.  The Guarantee and Collateral Agreement is hereby incorporated herein by reference.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules                   (1) to the Guarantee and Collateral Agreement.  The Additional Pledgor hereby represents and warrants as to itself that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement applicable to it is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.             Representations of Additional Pledgor.  The Additional Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that this Assumption Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3.             Counterparts; Binding Effect.  This Assumption Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract.  This Assumption Agreement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Assumption Agreement that bears the signature of the Additional Pledgor and (b) the Collateral Agent has executed a counterpart hereof.  Delivery of an executed counterpart of a signature page of this Assumption Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assumption Agreement.

4.             Full Force and Effect.  Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

5.             Severability.  Any provision of this Assumption Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability in such jurisdiction of the remaining provisions hereof and of the Guarantee and Collateral Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.             Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 8.2 of the Guarantee and Collateral Agreement.

(1)          Refer to each Schedule which needs to be supplemented.

All communications and notices hereunder to the Additional Pledgor shall be given to it at the address set forth under its signature below.

7.             Fees and Expenses.  The Additional Pledgor agrees to reimburse the Collateral Agent and each other Secured Party for its reasonable out-of-pocket expenses in connection with this Assumption Agreement, including the reasonable fees and other charges of counsel to the Collateral Agent and each other Secured Party.

8.             GOVERNING LAW.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISION THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL PLEDGOR], as Guarantor and Pledgor

By:
Name:
Title:

Address for Notices:

AGREED TO AND ACCEPTED

SILVER OAK CAPITAL, L.L.C., as Collateral Agent

By:
Name:
Title:

Annex III to
Guarantee and Collateral Agreement

Notice of Grant of Security Interest in Trademarks

NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS (the “Notice”), dated as of April [    ], 2006, made by each of Intellectual Property International, Inc., a Delaware limited partnership corporation and HPL BioMedical, Inc., a Delaware corporation (collectively, “Grantors”), in favor of Silver Oak Capital, L.L.C., a Delaware limited liability company (“Secured Party”).

WHEREAS, the Grantors are the owners of the trademarks and service marks set forth on Schedule 1 attached hereto, including the associated registrations and applications for registration set forth in Schedule 1 attached hereto (collectively, the “Trademarks”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement dated as of the date hereof by and among Medicor, Ltd., a Delaware corporation, each of the Grantors set forth therein and the Secured Party (the “Guarantee and Collateral Agreement”), the Grantors granted, assigned and conveyed to Secured Party a security interest in, and lien on, certain intellectual property owned by the Grantors, including the Trademarks and the goodwill of the business symbolized by the Trademarks and all products and proceeds of the foregoing (collectively, the “Trademark Collateral”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantors agreed to execute and deliver to Secured Party this Notice for purposes of filing the same with the United States Patent and Trademark Office (the “PTO”) to confirm, evidence and perfect the security interest in the Trademark Collateral granted pursuant to the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions of the Guarantee and Collateral Agreement, the Grantors hereby further confirm, and put on the public record, their grant to Secured Party of a security interest in and lien on the Trademark Collateral.

The Grantors hereby request the relevant trademark office and/or governing body to file and record the same together with the annexed Schedule 1.

The Grantors and the Secured Party hereby acknowledge and agree that the security interest in the Trademark Collateral may only be terminated in accordance with the terms of the Guarantee and Collateral Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Notice to be duly executed and delivered as of the date first above written.

INTELLECTUAL PROPERTY INTERNATIONAL,
INC.

By:
Name:
Title:

HPL BIOMEDICAL, INC.

By:
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

On this     day of         ,         before me personally came        , to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that [he, she] is the           of Intellectual Property International, Inc.; [he, she] signed the instrument in the name of Intellectual Property International, Inc.; and [he, she] had the authority to sign the instrument on behalf of Intellectual Property International, Inc.

Notary Public

STATE OF	)
	)	ss.:
COUNTY OF	)

On this       day of       ,       before me personally came         , to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that [he, she] is the         of HPL Biomedical, Inc.; [he, she] signed the instrument in the name of HPL Biomedical; and [he, she] had the authority to sign the instrument on behalf of HPL Biomedical, Inc..

Notary Public

Schedule 1

Mark	Serial No./ Filing Date	Reg No./ Registered	International Class	Owner	Status
BEAUTY IS NATURALPERFECTION IS SURGICAL and design	78/658204 June 24, 2005		10	Intellectual Property International, Inc.	Published ITU

BIODERMIS	76/409086 May 17, 2002		5	HPL Biomedical, Inc.	Pending

CRYOSIL	76/018979 March 3, 2000	2447839 May 1, 2001	10	Intellectual Property International, Inc.	Registered

DERMASOF and design	76/632997 March 7, 2005	3058626 February 14, 2006	5	Intellectual Property International, Inc.	Registered

EPI-DERM	76/001047 March 13, 2000	2440827 April 3, 2001	5	Intellectual Property International, Inc.	Registered

EPIFOAM	76/411916 May 24, 2002	2771043 October 7, 2003	5	HPL Biomedical, Inc.	Registered

EPITAB	76/161090 October 30, 2000	2506421 November 13, 2001	5	Intellectual Property International, Inc.	Registered

HYDROGOLD	76/179320 December 4, 2000	2769658 September 30, 2003	5	HPL Biomedical, Inc.	Registered

MEDICOR	78/221425 March 4, 2003		10	Intellectual Property International, Inc.	Published ITU

Mark	Serial No./ Filing Date	Reg No./ Registered	International Class	Owner	Status
PRO-SIL	78/465469 August 11, 2004		5	Intellectual Property International, Inc.	Published

SCARAID	75/745886 July 7, 1999	2424688 January 30, 2001	5	Intellectual Property International, Inc.	Registered

SILQUECLENZ	75/308208 June 13, 1997	2496490 October 9, 2001	3	Intellectual Property International, Inc.	Registered

THERAFOAM	76/381190 March 11, 2002	2788109 December 2, 2003	10	Intellectual Property International, Inc.	Registered

XERAGEL	75/401684 December 8, 1997	2216398 January 5, 1999	5	Intellectual Property International, Inc.	Registered

Annex IV to
Guarantee and Collateral Agreement

Notice of Grant of Security Interest in Patents

NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS (the “Notice”), dated as of April [    ], 2006, made by Intellectual Property International, Inc., a Delaware (“Grantor”), in favor of Silver Oak Capital, L.L.C., a Delaware limited liability company (“Secured Party”).

WHEREAS, the Grantor is the owner of the issued patents and patent applications set forth on Schedule 1 attached hereto (collectively, the “Patents”); and

WHEREAS, pursuant to the terms and conditions of the Guarantee and Collateral Agreement dated as of the date hereof by and among Medicor Ltd., a Delaware corporation, each of the Guarantors set forth therein and the Secured Party (the “Guarantee and Collateral Agreement”), the Grantor granted, assigned and conveyed to Secured Party a security interest in, and lien on, certain intellectual property owned by the Grantor, including the Patents and all products and proceeds of the foregoing (collectively, the “Patent Collateral”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantor agreed to execute and deliver to Secured Party this Notice for purposes of filing the same with the United States Patent and Trademark Office (the “PTO”) to confirm, evidence and perfect the security interest in the Patent Collateral granted pursuant to the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions of the Guarantee and Collateral Agreement, the Grantor hereby further confirms, and puts on the public record, its grant to Secured Party of a security interest in, and lien, on the Patent Collateral.

The Grantor hereby requests the PTO to file and record the same together with the annexed Schedule 1.

The Grantor and the Secured Party hereby acknowledge and agree that the security interest in the Patent Collateral may only be terminated in accordance with the terms of the Guarantee and Collateral Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Notice to be duly executed and delivered as of the date first above written.

INTELLECTUAL PROPERTY INTERNATIONAL, INC.

By:

STATE OF	)
) ss.:
COUNTY OF	)

On this       day of        ,      , before me personally came         , to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that [he, she] is the           of Intellectual Property International, Inc.; [he, she] signed the instrument in the name of Intellectual Property International, Inc.; and [he, she] had the authority to sign the instrument on behalf of Intellectual Property International, Inc.

Notary Public

Schedule 1

Title	Owner	Application No./Filing Date	Patent. No./Reg. Date	Status
Implant filling material and method	Intellectual Property International, Inc.	10/839559 May 5, 2004		Pending

Implantable prosthetic body used as implantable prostatic body, e.g. breast implants, comprises thin elastomeric container, and pliable viscous cohesive mass contained within container	Intellectual Property International, Inc.	533168 December 30, 2003		Pending

Textured silicone implant prosthesis	Intellectual Property International, Inc.	304764 January 31, 1989	4955909 September 11, 1990	Issued

Bio-osmotic gel for implant prostheses	Intellectual Property International, Inc.	496234 March 20, 1990	5067965 November 26, 1991	Issued

Rheologically modified and osmotically balanced	Intellectual Property International, Inc.	924457 August 29, 1997	5997574 December 7, 1999	Issued

Saline implant having single valve with primary	Intellectual Property International, Inc.	318036 May 25, 1999	6162251 December 19, 2000	Issued